    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1996

                                                       REGISTRATION NO. 333-6341
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             BOYKIN LODGING COMPANY
      (Exact name of registrant as specified in its governing instruments)
                            ------------------------
                           TERMINAL TOWER, SUITE 1500
                                50 PUBLIC SQUARE
                           CLEVELAND, OHIO 44113-2258
                                 (216) 241-6375
                    (Address of principal executive offices)
                            ------------------------
                                ROBERT W. BOYKIN
                           TERMINAL TOWER, SUITE 1500
                                50 PUBLIC SQUARE
                           CLEVELAND, OHIO 44113-2258
                                 (216) 241-6375
                    (Name and address of agent for service)
                            ------------------------
                                   Copies to:

  ALBERT T. ADAMS, ESQ.                              BRUCE M. MONTGOMERIE, ESQ.
  ROBERT A. WEIBLE, ESQ.                              WILLKIE FARR & GALLAGHER
    BAKER & HOSTETLER                                   ONE CITICORP CENTER
3200 NATIONAL CITY CENTER                               153 EAST 53RD STREET
CLEVELAND, OHIO 44114-3485                         NEW YORK, NEW YORK 10022-4677
      (216) 621-0200                                       (212) 821-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] __________________

                            ------------------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                      PROPOSED
                                                       PROPOSED        MAXIMUM
                                                        MAXIMUM       AGGREGATE      AMOUNT OF
TITLE OF SECURITIES                  AMOUNT BEING   OFFERING PRICE    OFFERING     REGISTRATION
  BEING REGISTERED                   REGISTERED(1)   PER SHARE(2)     PRICE(2)          FEE
-------------------------------------------------------------------------------------------------
Common Shares, without
  par value........................     9,516,250       $22.00      $209,357,500   $3,066.67(3)
=================================================================================================

(1) Includes up to 1,241,250 shares which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) The amount of the fee covers 460,000 additional shares being registered. Boykin Lodging Company previously paid $68,703 to register 9,056,250 shares.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET

                   PURSUANT TO RULE 501(A) OF REGULATION S-K

                  ITEM NUMBER AND CAPTION                        HEADING IN PROSPECTUS
       ---------------------------------------------   -----------------------------------------
  1.   Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus.....   Outside Front Cover Page
  2.   Inside Front and Outside Back Cover Pages of
         Prospectus.................................   Inside Cover Page; Outside Back Cover
                                                       Page
  3.   Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges...............   Outside Front Cover Page; Prospectus
                                                         Summary; Risk Factors; Policies and
                                                         Objectives With Respect to Certain
                                                         Activities; Shares Available for Future
                                                         Sale
  4.   Determination of Offering Price..............   Outside Front Cover Page; Underwriting
  5.   Dilution.....................................   Dilution
  6.   Selling Security Holders.....................   Not Applicable
  7.   Plan of Distribution.........................   Outside Front Cover Page; Underwriting
  8.   Use of Proceeds..............................   Use of Proceeds
  9.   Selected Financial Data......................   Selected Financial Information
 10.   Management's Discussion and Analysis
         of Financial Condition and Results of
         Operations.................................   Management's Discussion and Analysis of
                                                         Financial Condition and Results of
                                                         Operations
 11.   General Information as to Registrant.........   Prospectus Summary; Management; Business
                                                         and Properties
 12.   Policy With Respect to Certain Activities....   Prospectus Summary; Policies and
                                                       Objectives with Respect to Certain
                                                         Activities
 13.   Investment Policies of Registrant............   Prospectus Summary; Policies and
                                                       Objectives with Respect to Certain
                                                         Activities; Business and Properties
 14.   Description of Real Estate...................   Prospectus Summary; Business and
                                                       Properties
 15.   Operating Data...............................   Business and Properties
 16.   Tax Treatment of Registrant and its Security
         Holders....................................   Prospectus Summary; Federal Income Tax
                                                         Considerations
 17.   Market Price of and Dividends on the
         Registrant's Common Equity and Related
         Shareholder Matters........................   Not Applicable
 18.   Description of Registrant's Securities.......   Capital Stock of the Company
 19.   Legal Proceedings............................   Business and Properties -- Legal
                                                       Proceedings
 20.   Security Ownership of Certain Beneficial
         Owners and Management......................   Principal Shareholders of the Company
 21.   Directors and Executive Officers.............   Management
 22.   Executive Compensation.......................   Management
 23.   Certain Relationships and Related
         Transactions...............................   Prospectus Summary; Business and
                                                       Properties; Management; Certain
                                                         Transactions
 24.   Selection, Management and Custody of
         Registrant's Investments...................   Outside Front Cover Page; Prospectus
                                                         Summary; Business and Properties;
                                                         Management; Policies and Objectives
                                                         with Respect to Certain Activities
 25.   Policies With Respect to Certain
         Transactions...............................   Risk Factors; Policies and Objectives
                                                       with Respect to Certain Activities
 26.   Limitations of Liability.....................   Capital Stock of the Company
 27.   Financial Statements and Information.........   Prospectus Summary; Selected Financial
                                                         Information; Financial Statements
 28.   Interests of Named Experts and Counsel.......   Legal Matters; Experts
 29.   Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities................................   Not Applicable

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities offered hereby. Except for the SEC registration fee, the NASD filing fee and the NYSE listing fee, all amounts are estimates.

     SEC registration fee...................................................  $   71,769
     NASD filing fee........................................................      20,424
     NYSE listing fee.......................................................     102,100
     Accounting fees and expenses...........................................     760,000
     *Legal fees and expenses...............................................     750,000
     *Blue Sky fees and expenses (including counsel fees)...................      25,000
     *Printing and engraving expenses.......................................     300,000
     *Miscellaneous expenses................................................     270,707
                                                                              ----------
     Total..................................................................  $2,300,000
                                                                               =========

---------------

* To be completed by amendment

ITEM 31. SALES TO SPECIAL PARTIES

     On March 15, 1996, following the incorporation and in connection with the organization of the Registrant, one of the Registrant's Common Shares was issued to Raymond P. Heitland for $100.00 in cash. This transaction was effected in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act").

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

     On March 15, 1996, following the incorporation and in connection with the organization of the Registrant, one of the Registrant's Common Shares was issued to Raymond P. Heitland for $100.00 in cash. This transaction was effected in reliance on the exemption from registration afforded by Section 4(2) of the Act.

     The Partnership entered into binding contracts on May 22, 1996 (142,857 Units), May 24, 1996 (10,143 Units), June 17, 1996 (141,439 Units) and June 18,
1996 (1,083,561 Units) to issue a total of 1,378,000 Units to 20 general partners of the Contributed Partnerships at the closing of the Offering. These transactions were effected pursuant to Section 4(2) of the Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Ohio Revised Code (the "Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

     The Registrant's Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director is entitled to indemnification.

     The Registrant is seeking to obtain an insurance policy which will insure the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

     Reference is made to Section   of the Underwriting Agreement, a copy of
which is filed herewith as Exhibit 1, for information concerning indemnification arrangements among the Registrant and the Underwriters.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements

          See page F-1 of the Prospectus for a list of the financial statements included as part of the Prospectus.

          (b) Exhibits


EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
   1.1   Form of Underwriting Agreement
  *3.1   Amended and Restated Articles of Incorporation of the Company
  *3.2   Amended and Restated Code of Regulations of the Company
  *4.1   Specimen Share Certificate
   5.1   Opinion of Baker & Hostetler regarding the legality of the Common Shares being registered
   8.1   Opinion of Baker & Hostetler regarding certain Federal income tax matters
 *10.1   Limited Partnership Agreement of the Partnership
 *10.2   Form of Registration Rights Agreement
 *10.3   1996 Long Term Incentive Plan
 *10.4   Directors' Deferred Compensation Plan
 *10.5   Employment Agreement between the Company and Robert W. Boykin
 *10.6   Employment Agreement between the Company and Raymond P. Heitland
 *10.7   Employment Agreement between the Company and Mark L. Bishop.
 *10.8   Form of Percentage Lease Agreement
 *10.9   Intercompany Convertible Note
 *10.10  Agreements with General Partners of the Contributed Partnerships

EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
 *10.11  Form of Noncompetition Agreement
 *10.12  Alignment of Interests Agreement
  23.1   Consents of Arthur Andersen LLP (included at page II-5)
 *23.2   Consents of Baker & Hostetler (included in their opinions to be filed as Exhibit 5.1 and 8.1)
 *23.3   Director Consents
 *24.1   Power of Attorney


---------------

* Previously Filed

ITEM 36. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THE 24TH DAY OF OCTOBER, 1996.



                                        BOYKIN LODGING COMPANY

                                        By: /s/ ROBERT W. BOYKIN
                                            ----------------------------------
                                            Robert W. Boykin,
                                            Chairman, President and Chief
                                            Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON THE 24TH DAY OF OCTOBER, 1996 IN THE CAPACITIES INDICATED.



         SIGNATURE                          TITLE                        DATE
---------------------------  ------------------------------------  ----------------
/s/ ROBERT W. BOYKIN         Chairman, President, Chief Executive  October 24, 1996
---------------------------  Officer and Director (Principal
    Robert W. Boykin         Executive Officer)


/s/ RAYMOND P. HEITLAND      Chief Financial Officer and Director  October 24, 1996
---------------------------  (Principal Financial and Accounting
    Raymond P. Heitland      Officer)


                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement (Registration Statement File No. 333-6341).

                                            ARTHUR ANDERSEN LLP


October 24, 1996,

  Cleveland, Ohio.